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                                                                      EXHIBIT 11

                               MOVADO GROUP, INC.

                       COMPUTATION OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


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
                                                      NINE MONTHS ENDED    THREE MONTHS ENDED
                                                      OCTOBER 31, 1997      OCTOBER 31, 1997
                                                      -----------------    ------------------
PRIMARY
Net income                                                 $11,402              $ 9,308
                                                           =======              =======

Weighted average number of common shares
outstanding                                                 11,365               11,490

Add common equivalent shares
(determined using the "Treasury Stock" Method)
representing shares issuable upon exercise of
employee stock options                                         481                  599
                                                           -------              -------

Weighted average number of shares used in
primary net income per share                                11,846               12,089
                                                           =======              =======

Primary net income per share                               $  0.96              $  0.77
                                                           =======              =======

FULLY DILUTED
Net income                                                 $11,402              $ 9,308
                                                           =======              =======

Weighted average number of common shares
outstanding                                                 11,365               11,490

Add common equivalent shares
(determined using the "Treasury Stock" Method)
representing shares issuable upon exercise of
employee stock options                                         613                  613
                                                           -------              -------

Weighted average number of shares used in fully
diluted net income per share                                11,978               12,103
                                                           =======              =======

Fully diluted net income                                   $  0.95              $  0.77
                                                           =======              =======
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